JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on Schedule 13D (including amendments thereto) with respect to the units of limited partnership interest in each of Integrated Resources High Equity Partners, Series 85, High Equity Partners, L.P.
- Series 86 and High Equity Partners, L.P. - Series 88 and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 5th day of August, 1998.


OLYMPIA INVESTORS, L.P.                     OLYMPIA-GP, INC.
By:      Olympia-GP, Inc., its
         general partner                    By:      /S/HENRY J. GERARD
                                                     Name: Henry J. Gerard
By:      /S/HENRY J. GERARD                          Title: Vice President
         Name: Henry J. Gerard
         Title: Vice President



AMERICAN REAL ESTATE HOLDINGS, L.P.         AMERICAN PROPERTY INVESTORS, INC.
By:      American Property Investors,
         Inc., its general partner          By:      /S/JOHN P. SALDARELLI
                                                      Name: John P. Saldarelli
                                                      Title: Vice President
By:      /S/JOHN P. SALDARELLI
         Name: John P. Saldarelli
         Title: Vice President



LONGACRE CORP.                               CARL C. ICAHN

By:      /S/ROBERT J. MITCHELL               By:      /S/THEODORE ALTMAN
         Name: Robert J. Mitchell                     Theodore Altman
         Title: Vice President                        Attorney-In-Fact






 [Joint Filing Agreement for Schedule 13D with respect to Integrated Resources High Equity Partners, Series 85, High Equity Partners, L.P. - Series 86 and High
                       Equity Partners, L.P. - Series 88]